Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO GOPH THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”) is made the 23 day of May 2017 (the “Execution Date”) by and between Gopher Protocol Inc., a Nevada corporation with an address at 2500 Broadway, Suite F-125, Santa Monica, CA 90404, (“GOPH”), and Guardian Patch LLC (“Guardian”) (each a “Party” and collectively the “Parties”).

WITNESSETH:

Whereas, on March 29, 2016, GOPH contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian in consideration of 50% of the profit generated by Guardian (the “Joint Venture”) and that Guardian is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch.

Whereas, Guardian is also required to provide short term loans to GOPH on an as needed basis secured by GOPH’s economic interest in the Joint Venture.

Whereas, to the end of 2016 and as audited by its auditors, Guardian has loaned GOPH the amounts set forth on Exhibit A, which such amounts were used for GOPH’s working capital purposes (the “Loans”).

Whereas, the parties wish to convert each of the Loans into Convertible Promissory Notes (the “Notes”) with an effective date as set forth on Exhibit A pursuant to the form of Note attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual promises, releases, and payments provided for herein, the Parties hereto agree as follows:

1.	Conversion. It is agreed by GOPH and Guardian that the Loans shall convert into Notes.

2.	Representations and Warranties and Covenants of GOPH. GOPH represents, warrants and covenants to GOPH as follows:

(a)	No Registration. Guardian understands that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Guardian’s representations as expressed herein or otherwise made pursuant hereto.

(b)	Investment Experience. Guardian has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to GOPH and acknowledges that it can protect his own interests. Guardian has such knowledge and experience in financial and business matters so that Guardian is capable of evaluating the merits and risks of its investment in GOPH.

(c)	Speculative Nature of Investment; SEC Reports; Dilution. Guardian understands and acknowledges that GOPH has a limited financial and operating history and that an investment in GOPH is highly speculative and involves substantial risks. Guardian can bear the economic risk of such investment and is able, without impairing such financial condition, to hold the Notes for an indefinite period of time and to suffer a complete loss of Guardian’s investment. Guardian understands that GOPH will need issue additional shares of common stock of common stock in connection with conversion of existing debt, future financings and in connection with the retention or hiring of management and employees, which will dilute Guardian.

(d)	Accredited Investor. Guardian is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to GOPH such further assurances of such status as may be reasonably requested by GOPH.

(e)	Rule 144. GOPH acknowledges that the Notes must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. GOPH is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of Notes and the shares of common stock issuable upon conversion of the Notes (the “Conversion Shares”) subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the Notes or the Conversion Shares, the availability of certain current public information about GOPH and the resale occurring not less than six months after a party has purchased and paid for the security to be sold. GOPH acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Notes or the Conversion Shares. GOPH understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. Even though GOPH was NEVER a shell, in some error it check the box as such, then after correct it - As such, in the event GOPH fails to file its required reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, then Rule 144 will not available until such reports have been filed.

(f)	Authorization.

i.	Guardian has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of GOPH necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of Guardian’s obligations herein, has been taken.

ii.	This Agreement, when executed and delivered by Guardian, will constitute valid and legally binding obligations of Guardian, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.	No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Guardian in connection with the execution and delivery of this Agreement by Guardian or the performance of Guardian’s obligations hereunder.

(i)	Brokers or Finders. Guardian has not engaged any brokers, finders or agents, and GOPH has not, and will not, incur, directly or indirectly, as a result of any action taken by GOPH, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions related hereto.

(j)	Tax Advisors. Guardian has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Guardian relies solely on such advisors and not on any statements or representations of GOPH or any of its agents, written or oral. Guardian understands that it (and not GOPH) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k)	Legends. Guardian understands and agrees that the certificates evidencing the Notes and the Conversion Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.             No Oral Modifications. This Agreement sets forth the entire agreement between the Parties and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof and may not be changed or terminated orally. The Parties represent that in entering this Agreement they do not rely on any statement or fact not set forth herein.

4.             Governing Law, Remedies, Venue and Jurisdiction. This Agreement shall be governed exclusively by the Laws of the State of California, and any actions, claims or proceedings shall be subject to the exclusive venue and jurisdiction of the state and Federal Courts in Los Angeles, California. The Parties hereby waive any right to a jury trial. In the event of a default by either Party, the other Party’s sole remedy shall be to enforce the terms of this Settlement Agreement. In the event a Party to this Settlement Agreement must institute suit or a cause of action to enforce the terms of this Settlement Agreement, the prevailing party will be entitled to fees and costs, including reasonable attorney’s fees. This shall also include any attorney’s fees required for the purposes of executing and collecting on the amounts due pursuant to the Stipulated Judgment, the actual Judgment and the Security Interest.

5.             Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and delivered via overnight courier. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given as of the next business day. Such notices shall be addressed to the intended recipient(s) as set forth above.

6.             No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

7.             Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.             Entire Agreement. This Agreement represents the entire agreement and understanding between the Parties concerning the matters set forth herein, and supersedes and replaces any and all prior agreements and understandings concerning the Agreements.

9.             Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantees of any revocable trusts of a Party. No Party may assign either this Agreement or any of its or his or her rights, interests, or obligations hereunder without the prior written approval of the other Parties.

10.           No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

11.           Headings and Counterparts. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Facsimile and photocopies of this Agreement shall have the same effect as originals.

12.           Waivers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.

13.           Further Assurances. Each Party shall, at the reasonable request of any other Party hereto, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents, and take such actions as such other Party may reasonably request in connection with the carrying out the terms and provisions of this Agreement.

14.           Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)	They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)	They understand the terms and consequences of this Agreement and of the releases it contains;

(d)	They are fully aware of the legal and binding effect of this Agreement; and

(e)	Each signatory to this Agreement below represents that he/she has the requisite authority and has been duly authorized by his/her respective corporation to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Gopher Protocol Inc.	GUARDIAN PATCH LLC
By: Alpha Holdings LLC

By: /s/ Michael Murray	By:/s/Randolph Ben Clymer
Name: Michael Murray	Name:
Title: CEO	Title:

Exhibit A

Apr. 30, 2016	34,459.90
May 30, 2016	49,750.00
June 30, 2016	164,385.90
July 20, 2016	64,525.00
Aug. 30, 2016	89,650.47
Sept. 30, 2016	64,992.40
Oct. 30, 2016	104,153.21
Nov. 30, 2016	65,615.79
Dec, 31, 2016	22,599.13

$660,131.80